               AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment to Amended and Restated Credit Agreement (the "AMENDMENT") is made this 10 day of October, 1996 between Total Research Corporation ("BORROWER"), a Delaware corporation having its chief executive office at 5 Independence Way, Princeton, New Jersey 08543-5303 and Summit Bank ("BANK"), successor-in-interest to United Jersey Bank, having offices at 301 Carnegie Center, CN 5316, Princeton, New Jersey 08540-5316.


                                   BACKGROUND

        A. Pursuant to the terms and subject to the conditions of that certain Amended and Restated Credit Agreement dated December 28, 1995 between Borrower and Bank (the "CREDIT AGREEMENT") and related instruments, agreements and documents (collectively, along with the Credit Agreement, hereinafter referred to as the "FINANCING AGREEMENTS"). Borrower is currently indebted to Bank for repayment of (i) a term loan in the original principal sum of Three Million ($3,000,000.00) Dollars (referred to in the Credit Agreement and this Amendment as the "FACILITY A LOAN"), which indebtedness is evidenced by Borrower's Promissory Note dated December 28, 1995 in the principal sum of Three Million ($3,000,000.00) Dollars executed and delivered by Borrower to Bank (referred to in the Credit Agreement and this Amendment as the "FACILITY A NOTE"), and (ii) various loans, advances and extensions of credit made by Bank to or for the benefit of Borrower under an asset-based revolving credit facility in the principal sum of up to One Million Two Hundred Fifty Thousand ($1,250,000.00) Dollars (referred to in the Credit Agreement an this Amendment as the "FACILITY C LOAN"), which indebtedness is evidenced by that certain Promissory Note dated December 28, 1995 in the principal sum of One Million Two Hundred Fifty Thousand ($1,250,000.00) Dollars executed and delivered by Borrower to Bank (referred to in the Credit Agreement and this Amendment as the "FACILITY C NOTE").

        B. Also pursuant to the terms and subject to the conditions of the Credit Agreement, Bank established for the benefit of Borrower an equipment acquisition line of credit facility (referred to in the Credit Agreement and this Amendment as the "FACILITY B LOAN"). No loans or advances are outstanding under the Facility B Loan and Borrower and Bank hereby acknowledge and agree that no loans or advances shall be requested, considered or made under the Facility B Loan and that such facility is hereby acknowledged to be cancelled, with no commitment on the part of Bank to consider or make any such loans or advances.

        C. Borrower has requested that Bank extend the term of the Facility C Loan and otherwise modify certain terms, covenants and conditions set forth in the Financing Agreements, and Bank is willing to do so under the terms and subject to the conditions set forth in this Amendment and in the instruments, agreements and documents referred to in this Amendment.

  NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby further covenant and agree as follows:


SECTION 1.  DEFINITIONS.

  1.01 CAPITALIZED TERMS. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.


SECTION 2.  CONFIRMATION OF EXISTING INDEBTEDNESS AND
            RATIFICATION OF FINANCING AGREEMENTS.

  2.01 CONFIRMATION OF EXISTING INDEBTEDNESS. Borrower hereby unconditionally acknowledges and confirms that; the unpaid principal indebtedness of Borrower to Bank evidenced by the Facility A Note is, as of the date hereof, Two Million Five Hundred Fifty Thousand ($2,550,000.00) Dollars; the unpaid principal indebtedness of Borrower to Bank evidenced by the Facility C Note is, as of October 9, 1996, Five Hundred Thousand ($500,000.00) Dollars; a standby letter of credit in the face amount of One Hundred Thousand ($100,000.00) issued for the account of Borrower under the Facility C Loan for the benefit of 5. Independent Associates is outstanding and no draft or other request for payment thereunder has been made; interest on the Obligations as been paid through September 30, 1996; and that the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses is, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.

  2.02 RATIFICATION OF FINANCING AGREEMENTS. Borrower hereby unconditionally ratifies and confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Financing Agreements and any other instruments, agreements and documents evidencing and/or securing the Obligations, and agrees that it remains unconditionally liable to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all liens, security interests, mortgages and pledges encumbering the Collateral created pursuant to and/or referred to in the Credit Agreement and the other Financing Agreements including, without limitation, that certain Security Agreement dated December 23, 1991 between Borrower and Bank, continue unimpaired, are in full force and effect, and secure and shall continue to secure all of the Obligations of Borrower to Bank including, without limitation, the Obligations evidenced by the Notes.


SECTION 3.  AMENDMENTS TO FINANCING AGREEMENTS.

  3.01 AMENDMENTS TO CREDIT AGREEMENT. Under the terms and subject to the conditions set forth in this Amendment, the Credit Agreement and the other Financing Agreements are hereby amended as follows:



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            (a)  Subsection 2.02(C) of the Credit Agreement, and the Facility A
Note, are hereby amended to provide for the rate of interest on the Facility A Loan to be increased to the rate of nine and one-half (9 1/2%) percent per annum and, from and after maturity (whether as scheduled or by acceleration), and notwithstanding any bankruptcy, insolvency, judgment for payment of Obligations, or otherwise, for interest to accrue on the Obligations, including the Facility A Loan, at three (3%) percent per annum in excess of the then applicable rate of interest on the Obligations;

            (b) The Facility Maturity Date, defined at Section 2.04 of the Credit Agreement, is hereby amended to be March 31, 1997; accordingly, the maturity of the Facility C Loan and the date through which Facility C Advances may be available to or for the benefit of Borrower thereunder, is hereby extended to March 31, 1997;

            (c) Section 2.04(A) of the Credit Agreement is hereby amended to provide for a reduction in the Facility C Commitment Amount from the sum of up to the lesser of fifty (50%) percent of Eligible Accounts or One Million Two Hundred Fifty Thousand ($1,250,000.00) Dollars to the sum of up to the lesser of fifty (50%) percent of Eligible Accounts or One Million ($1,000,000.00) Dollars, which reduction shall be effective on December 31, 1996, and on such date, without any action on the part of Bank to be taken (including notice to Borrower), all outstanding Facility C Advances in excess of the sum of the lesser of fifty (50%) percent of Eligible Accounts or One Million ($1,000,000.00) Dollars shall be immediately paid to Bank. In addition to the foregoing reduction in the Facility C Commitment Amount, Borrower hereby agrees that the aggregate of all Obligations (including Obligations under the Facility A Loan, the Facility C Commitment and in respect of outstanding letters of credit issued for the account of Borrower) shall not, as of October 31, 1996 and at all times thereafter through December 31, 1996, exceed the aggregate of ninety (90%) percent of the net book value of Borrower's fixed assets and eighty (80%) percent of Borrower's Eligible Accounts, and shall not, as of December 31, 1996 and at all times thereafter, exceed the aggregate of seventy-five (75%) percent of the net book value of Borrower's fixed assets and seventy-five (75%) percent of Borrower's Eligible Accounts. Obligations in excess of the maximum sums described in this Paragraph shall be immediately paid to Bank;

           (d) The first paragraph of Subsection 2.04(D) of the Credit Agreement is hereby amended to increase the interest rate applicable to the Facility C Loan by modifying the Margin based upon Borrower's ratio of Total Liabilities to Tangible Net Worth in accordance with the following schedule (which replaces and supersedes in all respects the schedule set forth in such subsection):

           Ratio of Total Liabilities
             to Tangible Net Worth                        Margin
           --------------------------                    ------
           9.00 to 1.00 or greater                          3%
           between 5.00 to 1.00 and 8.99 to 1.00            2%


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        between 4.00 to 1.00 and 4.99 to 1.00           1 1/2%
        between 3.00 to 1.00 and 3.99 to 1.00           1%
        between 2.00 to 1.00 and 2.99 to 1.00           3/4%
        between 1.00 to 1.00 and 1.99 to 1.00           1/2%
        below 1.00 to 1.00

        (e) Clause (i) of Subsection 2.05(A) of the Credit Agreement is hereby amended to reduce the aggregate amount of all Letters of Credit which may be outstanding under the Facility C Loan to the aggregate amount of One Hundred Thousand ($100,000.00) Dollars;

        (f) Subsection 5.02(j) is hereby deleted in its entirety and replaced with the following:

                (j) Maintenance of Tangible Net Worth. Permit consolidated Tangible Net Worth of the Borrower to be less than Two Hundred Seventy-Five Thousand ($275,000.00) Dollars as of September 30, 1996, Three Hundred Seventy-Five Thousand ($375,000.00) Dollars as of December 31, 1996, Five Hundred Thousand ($500,000.00) Dollars as of June 30, 1997 and One Million ($1,000,000.00) Dollars as of June 30, 1998;

        (g) Subsection 5.02(k) is hereby deleted in its entirety and replaced with the following:

                (k) Maintenance of Ratio of Total Liabilities to Tangible Net Worth. Permit the ratio of consolidated total Liabilities to Consolidated Tangible Net Worth of the Borrower to be more than 9.00 to
        1.00 as of June 30, 1997;

        (h) Subsection 5.02(l) is hereby deleted in its entirety and replaced with the following:


                (l) Debt Service Coverage Ratio. Permit the ratio of (i) the sum of net income after taxes, plus depreciation, amortization and interest expense for any fiscal year, commencing with Borrower's fiscal year ending June 30, 1997, to (ii) the sum of current maturities of Long-Term Indebtedness as of the end of such fiscal year plus interest expense for such fiscal year, to be less than 1.50 to 1.00 on a consolidated basis.

        (i) Subsection 5.02(n) is hereby deleted in its entirety and replaced with the following:

                (n) Quick Ratio. Permit the ratio of: (i) the sum of consolidated cash and equivalents plus consolidated accounts receivable, to (ii) consolidated Current Liabilities, as of the last day of the fiscal quarter ending December 31, 1996 and

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                each fiscal quarter thereafter to and including March 31, 1997, to be less than .50 to 1.00, and as of the last day of each fiscal quarter thereafter, commencing June 30, 1997, to be less than .70 to 1.00.

                (j) Subsection 5.03(e) requiring the submission of quarterly work-in-process reports in form and substance satisfactory to Bank is hereby amended to require such management prepared work-in-process reports on a monthly basis, within twenty (20) days after the end of each calendar month;

                (k) Subsection 5.03(f) of the Credit Agreement is hereby amended to require, in addition to the monthly reports referred to therein, (i) a management prepared accounts receivable aging report (as required monthly) on a weekly basis, on Wednesday of each week for the prior week, and (ii) a four
(4) week cash flow projection on a rolling weekly basis, also on Wednesday of each week; and

                (l) On or before October 31, 1996, Borrower agrees to retain a management/financial consultant, selected by Borrower and acceptable to Bank, pursuant to an agreement reasonably acceptable to Bank and providing for, among other things, an engagement on an ongoing basis for a term of not less than one (1) year. Bank and its counsel are hereby authorized to communicate directly with such consultant and such consultant is hereby directed to provide Bank with all reports and to respond to all requests for information from Bank and its counsel relating to Borrower and its business and prospects.

Borrower acknowledges and confirms that the amendment to the Credit Agreement and the other Financing Agreements to include financial and other covenants requiring compliance subsequent to the Facility Maturity Date, as hereby amended and extended, shall not be construed as, and is not intended to be, any commitment on the part of Bank to further extend such maturity date or availability under the Facility A Loan.

SECTION 4. WARRANTIES AND REPRESENTATIONS.

        4.01 REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. All warrants and representations set forth in the Credit Agreement and the other Financing Agreements are hereby reasserted and restated by Borrower as of the date hereof as if set forth at length herein. Borrower hereby acknowledges that such warranties and representations, and the warranties and representations set forth below, are being specifically relied upon by Bank as a material inducement to Bank to enter into this Amendment.

        4.02 ADDITIONAL WARRANTIES AND REPRESENTATIONS. As a further inducement to Bank to enter into this Amendment, Borrower further represents and warrants to Bank that:

                (a) Borrower has the power, authority and capacity to enter into and perform this Amendment and all related instruments, agreements and documents, and to incur the

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Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and related instruments, agreements and documents;

        (b) This Amendment is valid, binding and enforceable against Borrower in accordance with its terms; and

        (c) No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Amendment or any related instrument, agreement or document, or undertaking or performance of any Obligation hereunder or thereunder.

SECTION 5. CONDITIONS PRECEDENT.

        This Amendment is subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

        5.01 DOCUMENTS REQUIRED FOR CLOSING. Borrower shall have duly executed and/or delivered (or caused to be duly executed and/or delivered) to Bank the following:

        5.02 This Amendment and each other instrument, agreement and document to be executed and/or delivered pursuant to this Amendment and/or the instruments, agreements and documents referred to in this Amendment;

        5.03 Such instruments, agreements and documents as Bank or its counsel deems necessary or desirable to confirm Bank's lien on and security interest in and to Borrower's existing and future federal, state and local tax refunds, it being acknowledged and agreed that such sums, upon receipt thereof, shall be applied to the Obligations as follows: absent the existence of any Event of Default or any event which, with the passage of time or the giving of notice, or both, could constitute an Event of Default, such sums, up to Five Hundred Thousand ($500,000.00) Dollars, shall be applied to principal installments under the Facility A Loan in the inverse order of their maturity (last installment credited first) and sums in excess of Five Hundred Thousand ($500,000.00) Dollars shall be applied to the Facility C Loan. After the occurrence of any Event of Default or any event which, with the passage of time or the giving of notice, or both, could constitute an Event of Default, such sums may be applied by Bank to the Obligations in such order and manner as Bank, in its sole discretion, may determine.

        5.04 As additional collateral security for the Obligations, pursuant to an Assignment of Life Insurance Policy as Collateral executed and delivered by Borrower to Bank, Borrower shall assign to Bank and grant to Bank a lien on and security interest in and to a certain policy of life insurance in the face amount of One Hundred Fifty Thousand ($150,000.00) Dollars on the life of Lorin Zissman ("ZISSMAN");

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
        5.05 As additional collateral security for the Obligations, pursuant to a Collateral Pledge Agreement executed and delivered by Zissman to Bank, Zissman shall pledge to Bank and grant to Bank a lien on and security interest in and to five hundred thousand (500,000) shares of the issued and outstanding capital stock of Borrower, which shares shall stand as collateral security for the Obligations until the earlier of payment and satisfaction in full of the Obligations or, so long as no Event of Default has occurred and is continuing, until Borrower has made a prepayment of the Obligations evidenced by the Facility A Note with proceeds of the tax refund referred to in Paragraph 5.03 of this Amendment or other sums of not less than Five Hundred Thousand ($500,000.00) Dollars;

        5.06 A certified (as of the date of this Amendment) copy of the unanimous consent if directors of Borrower authorizing the execution, delivery and performance of this Amendment and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein;

        5.07 A certificate (dated the date of this Amendment) of Borrower's corporate secretary as to the incumbency and specimen signatures of the officers of Borrower executing this Amendment and each other document to be executed and/or delivered pursuant hereto or thereto; and

        5.08 Such other instruments, agreements and documents as may be required by Bank and/or its counsel including, without limitation, specific amendments to the Notes.

SECTION 6. MISCELLANEOUS.

        6.01 INTEGRATED AGREEMENT. This Amendment and all of the instruments, agreements and documents executed and/or delivered in conjunction with this Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Credit Agreement and the other Financing Agreements. All such instruments, agreements and documents, and this Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall constitute an amendment thereto and shall govern and control.

        6.02 EXPENSES OF BANK. Borrower shall pay expenses (including the reasonable fees and expenses of legal counsel to Bank) relating to this Amendment and all related instruments, agreements and documents. Borrower hereby authorizes Bank to debit any account of Borrower for any of the Obligations, including the reimbursement Obligation pursuant to this Paragraph.

        6.03 NO DEFENSES: RELIANCE. Borrower hereby confirms and reconfirms that there are no existing defenses, claims, counterclaims or rights of recoupment or set-off against Bank in connection with the negotiation, preparation, execution, performance or any other matters

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relating to the Financing Agreements or this Amendment. It is hereby and thereby further acknowledged and agreed that notwithstanding anything to the contrary set forth in this Amendment, Bank has and shall have no obligation to (i) further amend the Financing Agreements, or otherwise further restructure the Obligations, (ii) further extend the Facility Maturity Date, (iii) refrain from terminating the Facility C Commitment upon the occurrence of any Event of Default or (iv) enter into any other instruments, agreements or documents regarding any of the same with Borrower, and that neither Bank nor its representatives have made any agreements with, or commitments or representations or warranties to, Borrower or any other obligor for the Obligations (either in writing or orally) other than as expressly stated in this Amendment. Nothing contained in this Amendment, or any compliance with the terms of this Amendment or any of the instruments, agreements or documents referred to in this Amendment, shall impose any obligation on the part of Bank to consummate a further restructure of the Obligations.

        6.04 RELEASE. In consideration of the accommodations being made available by Bank to or for the benefit of Borrower under this Amendment, Borrower, for itself and its agents, employees, successors and assigns, do hereby remise, release and forever discharge Bank and its agents, employees, representatives, officers, successors and assigns of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, including, without limitation, any of the foregoing arising out of or relating to the transactions described in this Amendment, which against Bank or its agents, employees, representatives, officers, successors or assigns, or any of them, Borrower now has or hereafter can or may have for or by reason of any cause, matter of thing whatsoever, from the beginning of the world to the date of this Amendment.

        6.05 APPLICABLE LAW. The substantive Laws of the State of New Jersey shall govern the construction of this Amendment and the rights and remedies of the parties hereto.




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
        6.06 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan and Security Agreement to be duly executed and exchanged as of the day and year first above written.

                                        TOTAL RESEARCH CORPORATION,
                                        a Delaware corporation

(CORPORATE SEAL)

ATTEST: /s/ ERIC ZISSMAN                By: /s/ LORIN ZISSMAN
        --------------------------          --------------------------
        Name: Eric Zissman                  Name: Lorin Zissman
        Title: VP Acctg & Finance           Title: Chairman



                                        SUMMIT BANK,

                                        By: /s/ TIMOTHY I. MERKEL
                                            --------------------------
                                            Timothy I. Merkel,
                                            Vice President

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